UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2024

Celularity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38914	83-1702591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Park Ave
Florham Park, New Jersey	07932
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 768-2170

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CELU	The Nasdaq Stock Market LLC
Warrants, each exercisable for one-tenth of one share of Class A Common Stock at an exercise price of $11.50 per share	CELUW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 25, 2024, Celularity Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor pursuant to which the Company agreed to sell and issue to the investor and other purchasers in a private placement transaction (the “Purchasers”), in one or more closings, unsecured senior convertible notes (the “Notes”) and warrants (the “Purchaser Warrants”) for an aggregate original principal amount of up to $1,000,000. As of the date of this Current Report, the Company issued and sold $500,000 Notes and Warrants pursuant to the Purchase Agreement.

The Notes bear interest at an annual rate of 8% (increasing to 10% in the event of default as defined in the Purchase Agreement) and have a maturity date of one year from the date of issuance. Upon an event of default, the Notes are convertible at the Purchasers’ option into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), at a price per share equal to (i) $2.85 (adjusted for stock splits, reverse stock splits, stock dividends, or similar transactions); or (ii) the offering price of a subsequent financing transaction with gross proceeds of $2,500,000 or more (a “Subsequent Financing”), subject to a floor price of $1.00 per share. The Notes include customary negative covenants restricting the Company’s ability to incur other indebtedness other than as permitted, pay dividends to stockholders, grant or suffer to exist a security interest in any of the Company’s assets, other than as permitted, amongst others. In addition, the Notes include customary events of default.

The Purchaser Warrants entitle the Purchasers to purchase shares of Common Stock equal to each Purchaser’s subscription amount divided by the exercise price of $2.85 per share. The exercise price, and the number of shares of Common Stock issuable under the Purchaser Warrants, are subject to a one-time reset upon the completion of a Subsequent Financing, subject to a floor price of $1.00 per share. The Purchaser Warrants are immediately exercisable and have a 5-year term.

The Company intends to use the net proceeds from the Notes and the Purchaser Warrants for working capital and general corporate purposes.

Madison Global Partners, LLC served as the exclusive placement agent for the offering. In connection with the transaction, the Company paid a cash fee equal to 7% of the aggregate proceeds, a non-accountable expense fee of 1% of the aggregate proceeds, and an initial retainer fee of $25,000, and a reimbursement of legal expenses up to $75,000. In addition, the Company agreed to issue a 5-year warrant to purchase a number of shares of Common Stock equal to 7% of the proceeds of the transaction (the “Placement Agent Warrants”), at an exercise price equal to 125% of the offering price. The Placement Agent Warrants are subject to the same one-time exercise price adjustment provision as the Purchaser Warrants in connection with a Subsequent Financing.

The issuance of the Notes, the Purchaser Warrants, the Placement Agent Warrants and the underlying shares of Common Stock was made in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Purchasers.

The offer and sale of the Notes, the Purchaser Warrants and the Placement Agent Warrants (including the shares underlying the Notes, the Purchaser Warrants and the Placement Agent Warrants) have not been registered under the Act or any state securities laws. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this current report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

The foregoing descriptions of the Purchase Agreement, the Notes, the Pruchaser Warrants, and the Placement Agent Warrants are not complete and are qualified in their entirety by references to the full text of such agreements, which are filed as exhibits 10.1, 10.2, 10.3, and 10.4, respectively, to this current report on Form 8-K and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above under Item 1.01 to the extent applicable is hereby incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01 to the extent applicable is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1 Securities Purchase Agreement dated as of November 25, 2024, by and between Celularity Inc. and the investor parties thereto.

10.2 Form of Unsecured Bridge Note.

10.3 Form of Purchaser Warrant.

10.4 Form of Placement Agent Warrant.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELULARITY INC.

Date:	December 2, 2024	By:	/s/ Robert J. Hariri
Robert J. Hariri, M.D., Ph.D.
Chairman and CEO